                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     The  undersigned,  a director of MACC  Private  Equities,  Inc., a Delaware corporation (the "Company"),  does hereby individually  appoint David E. Gardels and Daniel A. Peterson,  or any of them,  with full power of  substitution,  the agent and  attorney-in-fact  for the undersigned (the "Agents"),  to execute and deliver,  for and on  behalf  of the  undersigned,  Reports  on Forms 3, 4 and 5 pursuant to Section 16 of the  Securities  and Exchange Act of 1934 (the "Act"),
to be  filed  with  the  Securities  and  Exchange  Commission,  and any and all
amendments to such Forms 3, 4 and 5, in accordance  with  information  regarding trading shares of the Company's common stock provided by the undersigned.

     The undersigned understands and agrees that (i) this Power of Attorney does not relieve the undersigned of his or her duties and responsibilities  under the
Act but rather is executed as a convenience to the undersigned in complying with the Act,  and (ii) the  Agents  and the  Company  assume  no  responsibility  or
liability  in  connection  herewith,   but  undertake  only  to  facilitate  the
undersigned's  compliance  with the Act in  accordance  with  the  undersigned's directions.

     This Power of Attorney  may be executed in multiple  counterparts,  each of which shall be deemed an original, but which taken together shall constitute one instrument.

                                       Date:    1/16/08
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                                       Signature:  /s/ James W. Eiler
                                                 -------------------------------
                                                   James W. Eiler